SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	August 23, 2007

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

Item 8.01  Other Events

On August 23, 2007, Caprius, Inc. issued a press release announcing that its subsidiary, M.C.M. Environmental Technologies, Inc. (“MCM”), recently received regulatory approval to market its SteriMed systems for the on-site disposal of infectious medical waste in the European Union country of Hungary. The Company also announced the sale of five SteriMed units to dialysis clinics and hospitals in Hungary and a sixth SteriMed unit to be delivered in September.

A copy of the press release is attached as an exhibit to this Report.

Item 9.01  Financial Statements and Exhibits

(c)           99.1           Press Release, dated August 23, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
/s/ Jonathan Joels
Jonathan Joels, Treasurer and CFO

Dated:  August 27, 2007

Exhibit Index

Exhibit
Number              Exhibit

99.1                      Press Release of Caprius, Inc. dated August 23, 2007